UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 8, 2008 (July 3, 2008)
Orbitz Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-33599 (Commission File Number)	20-5337455 (I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois (Address of Principal Executive Offices)	60661 (Zip Code)
(312) 894-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective July 3, 2008, William C. Cobb was appointed to the Board of Directors (the “Board”) of Orbitz Worldwide, Inc. (the “Company”). Mr. Cobb was appointed a Class I director to fill a newly-created membership on the Board and will serve for the term expiring at the 2011 Annual Meeting of Shareholders or until a successor is duly elected and qualified. Mr. Cobb was also appointed by the Board to serve as a member of the Audit Committee and Compensation Committee.
     In connection with his appointment, Mr. Cobb received a grant of deferred restricted stock units under the Orbitz Worldwide, Inc. Non-Employee Directors Deferred Compensation Plan.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.

10.1	Appointment Letter of William C. Cobb effective July 3, 2008.

99.1	Press Release dated July 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
July 8, 2008	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Appointment Letter of William C. Cobb effective July 3, 2008.

99.1	Press Release dated July 7, 2008.